Consignment Transfer Agreement

By and Between

Rise Elite International Limited (BVI)

And

World Through Limited (BVI)

        , 2007

Consignment Transfer Agreement

Consignment Transfer Agreement

This Consignment Transfer Agreement (Hereinafter called the “Agreement”) is entered into between the following Parties:

(1)	Rise Elite International Limited (BVI) (Hereinafter called “Party A”); and

(2)	World Through Limited (BVI) (Hereinafter called “Party B”).

WHEREAS:

(1)
Party A and Mr. Liu Bo, Mr. Zhao Qichao, Ms. Li Jing,Mr. Liang De Li, Mr. Ma Guo Hua, and Mr. Sun Wei Shan have respectively entered into a Consignment Agreement (Hereinafter called “Consignment Agreement”), pursuant to which    has consign the equity interests and related shareholders’ rights derived from the equity it held, which is representing 100 % of the total equity capital of Daqing Sunway Technology Company Limited., to Party A; and

(2)	Party A and Party B agree that under the terms of this Agreement, Party A shall transfer all rights and obligations it enjoys and takes under the Consignment Agreement to Party B.

Therefore, Party A and Party B enter into this Agreement based on the following terms:

1.	TRANSFER

1.1
Party A agrees that, under the terms of this Agreement shall transfer any and all the rights and obligations it enjoys and takes under the Consignment Agreement (Hereinafter called “Consignment”) to Party B, which is set out in the terms of the Consignment Agreement in Appendix 1.

1.2	Party B agrees that, under the terms of this Agreement, accepts the transfer of the Consignment under the Consignment Agreement.

2.	CONSIDERATION

2.1
Both Parties agree that Party B or its subsidiary incorporated within P.R.China shall provide financial support to the affiliates of Party A as the consideration of Consignment which transferred by Party A to Party B under this Agreement.

Consignment Transfer Agreement

3.	BOTH PARTIES’ WARRANTIES, REPRESENTATION AND UNDERTAKING

3.1	Party A’s warranties, representations and undertakings:
3.1.1	Party A has the authorization to sign this Agreement, and to perform the terms and provisions under this Agreement.
3.1.2	Party A warrants that it has not signed any contracts or agreements conflicting with this Agreement, and will not assign the rights and obligation to any third party under this Agreement.
3.1.3
For the purpose of complete implementation of this Agreement, Party A undertakes that it shall take all necessary further actions, acts and make and execute all documents to perform all the terms in this Agreement.

3.2	Party B’s warrants, representations and undertakings:
3.2.1	Party B has the authorization to sign this Agreement, and to perform the terms and provisions under this Agreement.
3.2.2	Party B warrants that it has not signed any contracts or agreements conflicting with this Agreement, and will not assign the rights and obligation to any third party under this Agreement
3.2.3
For the purpose of complete implementation of this Agreement, Party B undertakes that it shall take all necessary further actions, acts and make and execute all documents to perform all the terms in this Agreement.

4.	FORCE MAJEURE

4.1	Neither Party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure.

5.	DEFAULT

5.1
After effective date of this Agreement, it may constitute default, if either Party is in breach, nonperforming, or partly performing terms of this Agreement, or is in breach of any warranties, representations and undertakings of this Agreement. The non-defaulting Party can allow the defaulting Party to cure such default in a reasonable time period. If the defaulting Party does not cure within the reasonable time period, the non-defaulting Party shall hold the defaulting Party liable for all the damages and economic loss resulting from the defaulting Party’s default. The economic loss shall not exceed the amount that defaulting Party could anticipate or should anticipate as of the date of this Agreement.

Consignment Transfer Agreement

6.	EFFECTIVE DATE

6.1	This agreement is effective from the date of signing (if it is signed by a designated person, a letter of the power of attorney is necessary) until is its terminated

7.	GOVERNING LAW AND DISPUTE RESOLUTION

7.1	The effectiveness, interpretation, implementation and dispute resolution related to this Agreement, shall be governed by laws of [British Virgin Islands].

7.2
Any dispute arising out of this Agreement, including but not limited to execution, enforcement, implementation, interpretation, default, modification, and termination, shall be resolved by both Parties through mutual negotiation. If both Parties could not reach an agreement within 30 days after the dispute arises, either Party may initiate legal action in the competent jurisdiction. The recovering Party can ask the other Party to pay for all professional service (including but not limited to legal counsel service) costs in the litigation and other related costs.

7.3	During the process of dispute resolution, both Parties shall continue to perform other terms under this Agreement, except for matters in dispute.

8.	MODIFICATION, CANCELLATION, TERMINATION

8.1	The modification of this Agreement shall not be effective without written agreement through negotiation. If both Parties could not reach an agreement, this Agreement remains effective.

8.2	Both Parties may agree to cancel this Agreement with written agreement.

9.	GENERAL PROVISIONS

9.1	Both Parties may sign supplemental agreement regarding to related matters of this Agreement. Supplemental agreement and this Agreement have the same effect.

9.2	All the appendices hereto, if have, are the integral part of this Agreement, which has the same effect as this Agreement.

9.3
This Agreement is written in both English and Chinese languages. If there is any discrepancy between the two versions, the Chinese version shall prevail. This Agreement is executed in two copies, one copy for each Party, and both Parties may execute the duplicate.

Consignment Transfer Agreement

[Signature Page Only]

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

For and on behalf of

Rise Elite International Limited (BVI)

Legal Representative øor his authorized representative÷:

World Through Limited (BVI)

Legal Representative øor his authorized representative÷: